Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, July 20, 2023

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $55.0 million, or $1.64 diluted earnings per share, for the second quarter of 2023 compared to net income of $44.7 million, or $1.34 diluted earnings per share, for the second quarter of 2022. Net income for the six months ended June 30, 2023 was $112.5 million, or $3.36 per share, compared to $80.6 million, or $2.42 per share, for the first half of 2022.

The Company’s net interest income for the second quarter of 2023 increased to $105.9 million compared to $86.9 million for the quarter ended June 30, 2022. Rising short-term interest rates and modest loan growth drove the increase. The net interest margin for the quarter was 3.87% compared to 3.89% in the first quarter and 3.05% a year ago. For the second quarter of 2023, the Company recorded a provision for credit losses of $2.8 million driven by loan growth, compared to $501,000 for the second quarter of 2022.

Noninterest income for the quarter totaled $48.0 million, compared to $42.6 million last year. The growth in noninterest income was mostly attributable to an increase in sweep fees due to increased sweep account balances. Noninterest income for the second quarter of 2022 included $578,000 of income from an equity interest received from a prior loan settlement. The equity interest was sold during the second quarter of 2023.

Noninterest expense for the quarter increased to $81.1 million compared to $73.7 million last year. Higher noninterest expense was primarily related to an increase in salaries and employee benefits of $4.5 million. In addition, noninterest expense was lower in the second quarter last year due to a gain from the sale of the Company’s prior headquarters that was netted against expenses.

The Company’s effective tax rate for the period was 21.4% compared to 19.1% for the second quarter of 2022. During the first quarter of 2023, the Company adopted ASU 2023-02 which increased income tax expense. The lower effective tax rate in 2022 was also driven by the exercising of stock options during the quarter.

At June 30, 2023, the Company’s total assets were $12.0 billion, a decrease of $367.6 million from December 31, 2022. Loans totaled $7.3 billion, an increase of $357.7 million from December 31, 2022. Liquidity remained solid with the quarterly average loans to deposits ratio at June 30, 2023 rising to 69.9% from 62.3% at year-end. Deposits totaled $10.5 billion, a decrease of $499.0 million from December 31, 2022 as deposits generally flowed from demand accounts into the Company’s off balance sheet sweep product. Sweep accounts totaled $4.3 billion at June 30, 2023 up $567.7 million from December 31, 2022. The Company continues to fund itself with customer deposits and does not use brokered or reciprocal deposits. The Company’s total stockholders’ equity was $1.3 billion, an increase of $90.0 million over December 31, 2022.

Asset quality remained strong with nonaccrual loans of $18.0 million, representing 0.25% of total loans at June 30, 2023 compared to 0.22% at year-end 2022. The allowance for credit losses to total loans was 1.33% at both June 30, 2023 and December 31, 2022. Net charge-offs were 0.01% of average loans for both the second quarter and year-to-date of both 2023 and 2022.

BancFirst Corporation CEO David Harlow commented, “Rapidly rising short-term interest rates and the quantitative tightening by the Federal Reserve have caused shrinkage in money supply and somewhat enhanced expectation of a slowdown in the economy. However, the Company reported a good quarter at $1.64 diluted earnings per share and we continue to be well positioned with top-tier liquidity supported by community-based deposits, strong capital, and solid credit quality. Our allowance for credit losses remained consistent with recent reporting as our forward outlook on the regional economy did not change during the quarter.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 106 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with 3 banking locations in the Dallas Metroplex area and Worthington Bank with 4 locations in the Dallas-Fort Worth Metroplex area. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2022	2022		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr		2nd Qtr
Condensed Income Statements:
Net interest income	$105,926	$109,156	$110,352	$100,947		$86,867
Provision for credit losses	2,824	2,322	3,776	2,863		501
Noninterest income:
Trust revenue	4,590	4,222	4,065	4,125		3,949
Service charges on deposits	22,268	21,231	21,603	22,161		21,618
Securities transactions	110	(213)	1,116	966		-
Income from sales of loans	757	604	657	969		1,256
Insurance commissions	6,225	8,741	6,656	7,498		5,302
Cash management	7,927	6,734	6,124	5,624		4,447
Other	6,097	6,509	7,947	7,988		6,026
Total noninterest income	47,974	47,828	48,168	49,331		42,598

Noninterest expense:
Salaries and employee benefits	49,803	49,252	48,019	47,741		45,284
Occupancy expense, net	5,118	4,983	5,259	4,930		4,734
Depreciation	4,769	4,643	4,566	4,612		4,647
Amortization of intangible assets	880	880	880	880		857
Data processing services	2,217	2,107	1,928	1,876		1,975
Net expense (income) from other real estate owned	2,889	2,459	6,235	2,392		(510)
Marketing and business promotion	1,900	2,527	2,465	1,945		1,591
Deposit insurance	1,463	1,613	1,209	1,202		1,196
Other	12,071	11,853	14,044	13,500		13,943
Total noninterest expense	81,110	80,317	84,605	79,078		73,717
Income before income taxes	69,966	74,345	70,139	68,337	-	55,247
Income tax expense	14,956	16,812	13,013	12,985		10,540
Net income	$55,010	$57,533	$57,126	$55,352		$44,707
Per Common Share Data:
Net income-basic	$1.67	$1.75	$1.74	$1.69		$1.36
Net income-diluted	1.64	1.72	1.70	1.65		1.34
Cash dividends declared	0.40	0.40	0.40	0.40		0.36
Common shares outstanding	32,939,256	32,899,493	32,875,560	32,856,387		32,781,198
Average common shares outstanding -
Basic	32,920,497	32,892,857	32,868,087	32,825,931		32,749,752
Diluted	33,467,254	33,462,379	33,503,937	33,536,558		33,418,482
Performance Ratios:
Return on average assets	1.85%	1.90%	1.82%	1.75%		1.42%
Return on average stockholders’ equity	16.59	18.31	18.62	18.13		15.14
Net interest margin	3.87	3.89	3.83	3.48		3.05
Efficiency ratio	52.70	51.16	53.37	52.62		56.94

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2023	2022
Condensed Income Statements:
Net interest income	$215,082	$162,374
Provision for credit losses	5,146	3,437
Noninterest income:
Trust revenue	8,812	7,455
Service charges on deposits	43,499	42,993
Securities transactions	(103)	(3,915)
Income from sales of loans	1,361	2,922
Insurance commissions	14,966	12,729
Cash management	14,661	7,578
Other	12,606	16,486
Total noninterest income	95,802	86,248

Noninterest expense:
Salaries and employee benefits	99,055	89,216
Occupancy expense, net	10,101	9,137
Depreciation	9,412	9,422
Amortization of intangible assets	1,760	1,688
Data processing services	4,324	3,780
Net expense from other real estate owned	5,348	1,284
Marketing and business promotion	4,427	3,664
Deposit insurance	3,076	2,324
Other	23,924	25,714
Total noninterest expense	161,427	146,229
Income before income taxes	144,311	98,956
Income tax expense	31,768	18,334
Net income	$112,543	$80,622
Per Common Share Data:
Net income-basic	$3.42	$2.46
Net income-diluted	3.36	2.42
Cash dividends declared	0.80	0.72
Common shares outstanding	32,939,256	32,781,198
Average common shares outstanding -
Basic	32,906,753	32,708,563
Diluted	33,465,931	33,366,799
Performance Ratios:
Return on average assets	1.87%	1.32%
Return on average stockholders’ equity	17.43	13.74
Net interest margin	3.88	2.92
Efficiency ratio	51.93	58.82

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2023	2023	2022	2022	2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$12,020,265	$12,332,105	$12,387,863	$12,452,378	$12,530,073
Interest-bearing deposits with banks	2,188,004	2,623,565	2,909,861	3,106,279	3,590,311
Debt securities	1,570,620	1,618,233	1,540,604	1,521,645	1,205,894
Total loans	7,307,475	7,124,831	6,949,795	6,832,595	6,620,643
Allowance for credit losses	(96,920)	(94,760)	(92,728)	(89,871)	(86,935)
Deposits	10,475,180	10,610,103	10,974,228	11,058,940	11,142,688
Stockholders' equity	1,340,791	1,310,882	1,250,836	1,195,149	1,185,695
Book value per common share	40.70	39.85	38.05	36.37	36.17
Tangible book value per common share (non-GAAP)(1)	34.62	33.73	31.90	30.20	29.90
Balance Sheet Ratios:
Average loans to deposits	69.85%	64.54%	62.25%	59.62%	58.66%
Average earning assets to total assets	92.23	92.52	92.14	91.58	90.89
Average stockholders' equity to average assets	11.17	10.36	9.80	9.63	9.40
Asset Quality Data:
Past due loans	$8,799	$7,258	$7,085	$3,167	$4,771
Nonaccrual loans (3)	18,047	17,649	15,299	11,962	13,712
Other real estate owned and repossessed assets	41,612	38,874	36,936	39,419	39,209
Nonaccrual loans to total loans	0.25%	0.25%	0.22%	0.18%	0.21%
Allowance to total loans	1.33	1.33	1.33	1.32	1.31
Allowance to nonaccrual loans	537.05	536.93	606.10	751.32	634.01
Net charge-offs to average loans	0.01	0.00	0.01	0.00	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,340,791	$1,310,882	$1,250,836	$1,195,149	$1,185,695
Less goodwill	182,055	182,055	182,055	182,055	183,639
Less intangible assets, net	18,223	19,103	19,983	20,863	21,743
Tangible stockholders’ equity (non-GAAP)	$1,140,513	$1,109,724	$1,048,798	$992,231	$980,313
Common shares outstanding	32,939,256	32,899,493	32,875,560	32,856,387	32,781,198
Tangible book value per common share (non-GAAP)	$34.62	$33.73	$31.90	$30.20	$29.90

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $6.6 million of nonaccrual loans at June 30, 2023.

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023			June 30, 2023
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$7,247,283	$114,708	6.35%	$7,127,174	$219,189	6.20%
Debt securities – taxable	1,604,422	9,408	2.35	1,588,439	18,399	2.34
Debt securities – tax exempt	3,251	29	3.59	3,366	38	2.29
Interest bearing deposits with banks and FFS	2,131,325	26,775	5.04	2,463,587	58,827	4.82
Total earning assets	10,986,281	150,920	5.51	11,182,566	296,453	5.35

Nonearning assets:
Cash and due from banks	200,165			209,115
Interest receivable and other assets	820,731			808,094
Allowance for credit losses	(95,887)			(94,609)
Total nonearning assets	925,009			922,600
Total assets	$11,911,290			$12,105,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$843,219	$1,637	0.78%	$885,010	$3,269	0.74%
Savings deposits	4,456,909	37,667	3.39	4,440,577	68,158	3.10
Time deposits	747,101	4,428	2.38	726,558	7,482	2.08
Short-term borrowings	10,211	129	5.04	8,537	212	5.00
Subordinated debt	86,063	1,031	4.81	86,056	2,061	4.83
Total interest bearing liabilities	6,143,503	44,892	2.93	6,146,738	81,182	2.66

Interest free funds:
Noninterest bearing deposits	4,328,005			4,561,214
Interest payable and other liabilities	109,732			94,817
Stockholders’ equity	1,330,050			1,302,397
Total interest free funds	5,767,787			5,958,428
Total liabilities and stockholders’ equity	$11,911,290			$12,105,166
Net interest income		$106,028			$215,271
Net interest spread			2.58%			2.69%
Effect of interest free funds			1.29%			1.19%
			3.87%			3.88%